Exhibit 9(a)

[PROTECTIVE LETTERHEAD]

STEVE M. CALLAWAY
Senior Associate Counsel
Writer's Direct Number: (205268-3804
Facsimile Number: (205)268-3597
Toll-Free Number: (800)627-0220

                                                                                             December 29, 2003

Protective Life Insurance Company
2801 Highway 280 South
Birmingham, Alabama 35223

Gentlemen:

        With respect to the Registration Statement on Form N-4 to be filed by Protective Life Insurance Company (the "Company") and First Variable Annuity Fund E (the "Account") with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, deferred variable annuity contracts (the "Contracts") in connection with the merger of First Variable Life Insurance Company into Protective Life Insurance Company effective January 1, 2004, I have examined such documents and such law as I considered necessary and appropriate, and on the basis of such examination, it is my opinion that:

  1.
  The Company is a corporation duly organized and validly existing as a stock life insurance company under the laws of the State of Tennessee and is duly authorized by the Department of Commerce and Insurance of the State of Tennessee to issue the Contracts.

  2.
  The Account is a duly authorized and existing separate account established pursuant to the provisions of Section 23-81-402 of the Arkansas Code.

  3.
  To the extent so provided under the Contracts, that portion of the assets of the account equal to the reserves and other contract liabilities with respect to the Account will not be chargeable with liabilities arising out of any other business that the Company may conduct.

  4.
  The Contracts, when issued as contemplated by the Form N-4 registration statement, constitute legal, validly issued and binding obligations of the Company.

        I hereby consent to the filing of this opinion as an exhibit to the Form N-4 registration statement for the Contracts and the Account.

Very truly yours,
/s/ STEVE M. CALLAWAY Steve M. Callaway Senior Associate Counsel